UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2007

WASHINGTON GROUP INTERNATIONAL, INC.

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712

(Address of principal executive offices) (Zip Code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On May 27, 2007, Washington Group International, Inc., a Delaware corporation (“WGI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with URS Corporation, a Delaware corporation (“URS”), Elk Merger Corporation, a Delaware corporation and wholly owned subsidiary of URS (“Merger Sub”) and Bear Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of URS (“Second Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into WGI, with WGI continuing as the surviving corporation (the “First Merger”).  Immediately following the First Merger, URS will cause WGI to merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving corporation under the name “Washington Group International, Inc.” and as a wholly owned subsidiary of URS (the “Second Merger” and, together with the First Merger, the “Transactions”).

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved and adopted by boards of directors of both URS and WGI, at the effective time of the First Merger (the “Effective Time”), by virtue of the First Merger and without any action on the part of URS, Merger Sub or WGI or their respective stockholders, each share of common stock of WGI, par value $0.01 per share (“WGI Common Stock”), issued and outstanding immediately prior to the effective time of the First Merger, other than those shares held by URS, any subsidiary of URS, Merger Sub or Second Merger Sub, and other than those shares with respect to which dissenters’ rights are properly exercised, will be cancelled and converted into the right to receive a combination of (1) 0.772 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of URS (“URS Common Stock”), and (2) $43.80 in cash without interest (the “Per Share Cash Amount,” and together with the consideration referred to in clause (1), the “Merger Consideration”).  Based on the closing price of URS Common Stock (as reported on the New York Stock Exchange) of $46.89 per share on May 25, 2007, the value of the Merger Consideration is $80.00 per share of WGI Common Stock, for total consideration of approximately $2.6 billion.

Each vested and unvested option to purchase shares of WGI Common Stock that is outstanding immediately prior to the Effective Time will be canceled and converted into a combination of cash and shares of URS Common Stock with a value equal to the product of (1) the number of shares of WGI Common Stock subject to the option and (2) the excess, if any, of $80.00 over the exercise price per share of WGI Common Stock subject to the option.  Each award of restricted WGI Common Stock will vest and receive the Merger Consideration.  Each deferred share of WGI will be converted into the right to receive $80 in cash, payable on a deferred basis at the time that the underlying deferred shares would have been settled under their terms as in effect immediately prior to the Effective Time, plus earnings thereon.  Under the Merger Agreement, WGI stockholders are estimated to receive an aggregate of approximately 24.9 million shares of URS Common Stock and $1.4 billion in cash.  Upon completion of the Transactions, WGI stockholders would own approximately 31% of the combined company.

URS and WGI have made customary representations, warranties and covenants in the Merger Agreement and the consummation of the First Merger is subject to (i) URS’s stockholders approving the issuance of URS shares in the First Merger, (ii) WGI’s stockholders adopting the Merger Agreement, (iii) the expiration or termination of the Hart-Scott-Rodino Antirust Improvements Act waiting period and (iv) other customary closing conditions.  The Transactions are not conditioned on financing and URS has obtained a commitment letter from Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, to provide debt financing for the cash portion of the consideration, subject to certain customary conditions.  The Transactions, taken together, are intended to qualify as a reorganization under

Section 368(a) of the Internal Revenue Code of 1986, as amended.  Upon completion of the Transactions, one current member of the WGI board of directors will join an expanded URS board of directors.

The Merger Agreement contains certain termination rights for both URS and WGI.  Upon termination of the Merger Agreement under specified circumstances, URS may be required to pay WGI a termination fee of $50,000,000 or $70,000,000 and WGI may be required to pay URS a termination fee of $70,000,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.01 to this report and is incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of URS and WGI. It is not intended to provide any other factual information about WGI, URS, Merger Sub or Second Merger Sub.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about WGI, URS, Merger Sub or Second Merger Sub.  Investors should read the Merger Agreement together with the other information concerning URS and WGI that each company publicly files in reports and statements with the Securities and Exchange Commission.

The Company and URS issued a joint press release on May 28, 2007, announcing the execution of the Merger Agreement.  A copy of the press release is included as Exhibit 99.01 to this report.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, URS and WGI will be filing documents with the Securities and Exchange Commission (the “SEC”), including the filing by URS of a registration statement on Form S-4, and URS and WGI intend to file a related preliminary and definitive joint proxy statement/prospectus.  Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary and definitive joint proxy/prospectus when they become available because they will contain important information about the proposed transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970.  Investors and security holders may obtain free copies of the documents filed with the SEC by WGI by contacting WGI Investor Relations at 866-964-4636.  In addition, you may also find information about the proposed transaction at www.urs-wng.com.

URS, WGI and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and WGI in connection with the proposed transaction.  Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the joint proxy statement/prospectus of URS and WGI described above.  Additional information regarding the directors and executive officers of URS is also included in URS’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007.  Additional information regarding the directors and executive officers of WGI is also included in WGI’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17,

2007, as amended.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at URS and WGI as described above.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

2.01	Agreement and Plan of Merger, dated as of May 27, 2007, among URS Corporation, Elk Merger Corporation, Bear Merger Sub, Inc. and Washington Group International, Inc.*

99.01	Joint press release, dated as of May 28, 2007, of Washington Group International, Inc. and URS Corporation regarding execution of the Agreement and Plan of Merger.

*      Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

Date: May 29, 2007	By:	/s/ Craig G. Taylor
Name: Craig G. Taylor
Title: Vice President and Corporate Secretary

EXHIBIT INDEX

2.01	Agreement and Plan of Merger, dated as of May 27, 2007, among URS Corporation, Elk Merger Corporation, Bear Merger Sub, Inc. and Washington Group International, Inc. *

99.01	Joint press release, dated as of May 28, 2007, of Washington Group International, Inc. and URS Corporation regarding execution of the Agreement and Plan of Merger.

*      Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.